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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
SigmaTron International, Inc.

We have issued our report dated June 27, 2003 accompanying the consolidated balance sheets of SigmaTron International, Inc. at April 30, 2002 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and Schedule II included in the Annual Report of SigmaTron International, Inc., and Subsidiary on Form 10-K for the years ended April 30, 2002 and 2003. We also included within the Annual Report of SigmaTron International, Inc., and Subsidiary on Form 10-K, our report dated June 27, 2003 accompanying the balance sheet at April 30, 2002 and 2003, and the related statements of income, partners' equity and cash flows for the years then ended of SMT Unlimited L.P. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SigmaTron International, Inc., and Subsidiary on Forms S-8 (File No. 33 20147 and 333-52044).

                                                              GRANT THORNTON LLP

Chicago, Illinois
July 18, 2003